UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report – June 12, 2008

CHEMOKINE THERAPEUTICS CORP.

(Exact name of registrant as specified in charter)

Delaware	000-51080	33-0921251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6190 Agronomy Road, Suite 405 University of British Columbia Vancouver, British Columbia	V6T 1Z3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 822-0301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On June 12, 2008, Chemokine Therapeutics Corp. (the “Company”) issued a press release announcing positive data following the successful completion of the Phase I/II clinical trial for CTCE-9908, the Company’s anti-cancer drug candidate.

The final results demonstrate that repeat dosing of CTCE-9908 is well tolerated with no dose limiting toxicity observed up to the maximum dose of 5.0 mg/kg/day. Eight serious adverse events (SAEs) were reported for five patients during the study. Two SAEs were experienced in the 1.0 mg/kg/day dose group, four in the 2.5 mg/kg/day group and two in the 5.0 mg/kg/day CTCE-9908 dose group. None of the SAEs were attributed to CTCE-9908 but were the result of disease progression. The most common side effect that was attributed to the study drug was mild to moderate injection site irritation in the 5.0 mg/kg/day dose group.

Results also showed encouraging signs of efficacy. A total of 20 patients received the targeted efficacious dose of 1-5 mg/kg/day based on preclinical studies and were evaluable for tumour response. From this number, six patients (30%) had overall stable disease after one cycle (one month). One patient with ovarian cancer had a significant reduction in the tumour marker CA125 with a correlating reduction in target tumour size after less than one cycle of treatment.

From the six patients with overall stable disease, three patients (50%) came off study for various reasons after one cycle, one patient (17%) developed progressive disease and two  patients (33%) continued having overall stable disease after two cycles. One patient with small bowel cancer had stable disease without any sign of further progression for seven cycles.

A copy of the press release is attached as exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 12, 2008	Chemokine Therapeutics Corp., a Delaware corporation By: /s/ Walter Korz Walter Korz, President & Chief Executive Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE	TSX: CTI & OTCBB: CHKT

CHEMOKINE THERAPEUTICS ANNOUNCES FINAL RESULTS OF CTCE-9908

PHASE I/II CLINICAL TRIAL IN LATE STAGE CANCER PATIENTS

Vancouver, BC (June 12, 2008) – Chemokine Therapeutics Corp. (the “Company”) (TSX:CTI, OTCBB:CHKT), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, and vascular diseases, today announced positive data following the successful completion of the Phase I/II clinical trial for CTCE-9908, the Company’s anti-cancer drug candidate.

The primary objective of this Phase I/II clinical trial was to determine the tolerability and safety profile of repeated administration of CTCE-9908. The secondary objective was to evaluate early signs of efficacy such as tumor stabilization and reduction of tumour growth and spread. A total of 25 patients with advanced metastatic disease who stopped responding to standard treatments or for whom no curative therapy exists were enrolled into the study and received at least one dose of CTCE-9908. Eight patients were treated in the dose escalation portion of the study, while the remaining 17 were treated at the highest dose of 5 mg/kg/day.  All patients entered into the study had at least one previous surgery and had received an average of three previous chemotherapy regimens.

The final results demonstrate that repeat dosing of CTCE-9908 is well tolerated with no dose limiting toxicity observed up to the maximum dose of 5.0 mg/kg/day. Eight serious adverse events (SAEs) were reported for five patients during the study. Two SAEs were experienced in the 1.0 mg/kg/day dose group, four in the 2.5 mg/kg/day group and two in the 5.0 mg/kg/day CTCE-9908 dose group. None of the SAEs were attributed to CTCE-9908 but were the result of disease progression. The most common side effect that was attributed to the study drug was mild to moderate injection site irritation in the 5.0 mg/kg/day dose group.

Results also showed encouraging signs of efficacy. A total of 20 patients received the targeted efficacious dose of 1-5 mg/kg/day based on preclinical studies and were evaluable for tumour response. From this number, six patients (30%) had overall stable disease after one cycle (one month). One patient with ovarian cancer had a significant reduction in the tumour marker CA125 with a correlating reduction in target tumour size after less than one cycle of treatment.

From the six patients with overall stable disease, three patients (50%) came off study for various reasons after one cycle, one patient (17%) developed progressive disease and two  patients (33%) continued having overall stable disease after two cycles. One patient with small bowel cancer had stable disease without any sign of further progression for seven cycles.

The clinical trial was conducted at the Juravinski Cancer Center (Hamilton, Ontario) and the Segal Cancer Centre, Jewish General Hospital (Montreal, Quebec).

 “CTCE-9908 has not only demonstrated safety over a prolonged period of administration but has provided some preliminary sign of efficacy similar to what has been achieved by other approved targeted cancer therapies” stated Walter Korz, President and Chief Executive Officer of the Company. He also added, “Based on the safety data of this trial we are now preparing to move forward with our Phase II cancer study.”

About CTCE-9908

CTCE-9908 is a peptide analog of the chemokine SDF-1, and an antagonist of its receptor, CXCR4. SDF-1 is the only known naturally occurring chemokine that binds to CXCR4, which is present on many cancer cells as well as cancer support cells such as cells making up new blood vessels. This binding process is believed to be critical to cell migration.  The anti-migration property of CTCE-9908 is pivotal in not only reducing recruitment of support cells that allow survival and growth of the primary tumor, but also metastasis (or spread) of cancer cells to distant locations in the body, where they form secondary tumors. Approximately 90% of cancer deaths are due to metastasis and disease progression. We believe that CTCE-9908 has the potential to shrink the primary tumor and delay the occurrence of new tumors due to its anti-angiogenic properties and anti-metastatic activity.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drug candidates in the field of chemokines. Chemokines are a class of signaling proteins which play a critical role in the growth, differentiation, and maturation of cells necessary for fighting infection as well as tissue repair and regeneration. Chemokines also have an important role in cancer metastasis and growth. Chemokine Therapeutics is a leader in research in the field of chemokines and has several products in various stages of development.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are patient to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

 For further information contact:

Chemokine Therapeutics Corp. Mr. Don Evans Vice President, Corporate Communications Phone: (604) 822-0305 or 1-888-822-0305 Fax: (604) 822-0302 E-mail: devans@chemokine.net Internet: www.chemokine.net